Exhibit 21

SUBSIDIARIES OF PARK NATIONAL CORPORATION

Name of Subsidiary		Jurisdiction of Incorporation or Formation

The Park National Bank (“PNB”)		United States (federally-chartered national banking association)

•	Park Investments, Inc. (NOTE: is a wholly-owned subsidiary of PNB)	Delaware

•	Scope Leasing, Inc. (NOTE: is a wholly-owned subsidiary of PNB) [Also does business under “Scope Aircraft Finance”]	Ohio

•	River Park Properties, LLC (NOTE: is a wholly-owned subsidiary of PNB)	Ohio

•	Sunny Green, LLC (NOTE: is a wholly-owned subsidiary of PNB)	Ohio

•	The following are the divisions of PNB:

	∗ Fairfield National Bank (also sometimes known as “Fairfield National Division”)	n/a

	∗ The Park National Bank of Southwest Ohio & Northern Kentucky	n/a

	∗ Century National Bank	n/a

	∗ Second National Bank	n/a

	∗ Richland Bank (also sometimes known as “The Richland Trust Company”)	n/a

	∗ United Bank, N.A.	n/a

	∗ First-Knox National Bank (also sometimes known as “The First-Knox National Bank of Mount Vernon”)	n/a

	∗ Farmers Bank (also sometimes known as “Farmers and Savings”)	n/a

	∗ Security National Bank (also sometimes known as “The Security National Bank and Trust Co.” or “Security National Bank & Trust Company”)	n/a

	∗ Unity National Bank	n/a

Guardian Financial Services Company [Also does business under “Guardian Finance Company”]		Ohio

Name of Subsidiary		Jurisdiction of Incorporation or Formation

Park Title Agency, LLC. (NOTE: Park National Corporation holds 80% of ownership interest and other member, which is not a subsidiary of Park National Corporation, holds 20% of ownership interest)		Ohio

SE Property Holdings, LLC		Ohio

•	Vision-Park Properties, L.L.C. (NOTE: SEPH is sole member)	Florida

•	87A Orange Beach, LLC (NOTE: SEPH is sole member)	Ohio

•	Morningside Holding, LLC (NOTE: SEPH is sole member)	Ohio

•	Swindall Holdings, LLC (NOTE: SEPH is sole member)	Ohio

•	Swindall Partnership Holdings, LLC (NOTE: SEPH is sole member)	Ohio

•	Marina Holdings Z, LLC (NOTE: SEPH is sole member)	Ohio

•	Marina Holding WE, LLC (NOTE: SEPH is sole member)	Ohio

Vision Bancshares Trust I (NOTE: Park holds all of the common securities as successor Depositor; floating rate preferred securities are held by institutional investors)		Delaware